                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             CABOT INDUSTRIAL TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                            CABOT INDUSTRIAL TRUST
                          TWO CENTER PLAZA, SUITE 200
                          BOSTON, MASSACHUSETTS 02108

                               ----------------

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

                               ----------------

                                                                   May 12, 1998

Dear Shareholder:

  You are cordially invited to attend our 1998 Annual Meeting of Shareholders, which will be held at Fleet Bank, 75 State Street, 8th Floor, Boston Massachusetts, on Thursday, June 11, 1998 at 10:00 a.m., local time.

  The Notice of Annual Meeting and the Proxy Statement that follow describe the business to be conducted at the Annual Meeting. We will also report on matters of current interest to our shareholders, and there will be an opportunity following the formal meeting for questions and answers.

  Please sign and return the enclosed proxy card in the envelope provided as soon as possible so that your shares will be represented at the meeting. This will not prevent you from attending the meeting and voting in person or from changing your vote by executing a subsequent proxy. You are encouraged to specify your choices on the matters indicated. However, it is not necessary to specify your choice on a matter if you wish to vote in accordance with the recommendations of the Company's Board of Trustees, in which case merely executing and returning the proxy card will be sufficient.

  On behalf of the Board of Trustees and management of Cabot Industrial Trust, I would like to express our appreciation for your interest in the Company. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ Ferdinand Colloredo-Mansfeld
                                          Ferdinand Colloredo-Mansfeld
                                          Chairman and Chief Executive Officer

                            CABOT INDUSTRIAL TRUST
                          TWO CENTER PLAZA, SUITE 200
                          BOSTON, MASSACHUSETTS 02108

                               ----------------

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 11, 1998

                               ----------------

TO THE SHAREHOLDERS OF CABOT INDUSTRIAL TRUST:

  NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Cabot Industrial Trust, a Maryland real estate investment trust (the "Company"), will be held at Fleet Bank, 75 State Street, 8th Floor, Boston, Massachusetts, on Thursday, June 11, 1998 at 10:00 a.m., local time, for the following purposes:

    1. To elect two Class I Trustees to the Board of Trustees of the Company to serve for a three-year term;

    2. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998; and

    3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  Shareholders of record as of the close of business on May 1, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. The Annual Report of the Company for the fiscal year ended December 31, 1997 is being mailed to all shareholders of record on the Record Date and accompanies this Notice and Proxy Statement.

                                          By Order of the Board of Trustees,

                                          /s/ Neil E. Waisnor
                                          Neil E. Waisnor
                                          Senior Vice President--Finance,
                                           Treasurer
                                           and Secretary

Boston, Massachusetts
May 12, 1998


   ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE MEETING IN PERSON ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND TO RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE IN ORDER THAT THE NECESSARY QUORUM MAY BE ASSURED. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

                            CABOT INDUSTRIAL TRUST
                          TWO CENTER PLAZA, SUITE 200
                          BOSTON, MASSACHUSETTS 02108

                               ----------------

                                PROXY STATEMENT
                                      FOR
                      1998 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 11, 1998

                               ----------------

                              GENERAL INFORMATION

TIME AND LOCATION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of Cabot Industrial Trust, a Maryland real estate investment trust (the "Company"), for use at the Company's 1998 Annual Meeting of Shareholders to be held at Fleet Bank, 75 State Street, 8th Floor, Boston, Massachusetts, on Thursday, June 11, 1998 at 10:00 a.m., local time, and any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about May 12, 1998.

VOTING RIGHTS AND SOLICITATION

  Only shareholders of record of the Company's common shares of beneficial interest, par value $0.01 per share (the "Common Shares"), at the close of business on May 1, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Each Common Share is entitled to one vote on all matters to be voted upon by shareholders at the meeting. There were 18,586,764 Common Shares outstanding as of the Record Date.

  The presence in person or by proxy of a majority of the outstanding shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Each valid proxy returned to the Company will be voted at the Annual Meeting as indicated on the proxy. If no indication is made with respect to a proposal, the proxy will be voted for election of the Trustees named in this Proxy Statement and for the ratification of Arthur Andersen LLP as the Company's independent public accountants for 1998.

  The two nominees receiving the highest number of affirmative votes will be elected Trustees of the Company. Shareholders do not have the right to cumulate their vote in the election of Trustees. Ratification of the independent public accountants requires the affirmative vote of a majority of the votes cast on that proposal at the Annual Meeting. Abstentions and broker non-votes will be counted as present at the meeting for determining the presence of a quorum, but will have no effect on the outcome of the votes on the two proposals described in this Proxy Statement.

  Any person submitting a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. In addition, persons submitting proxies may elect to attend the Annual Meeting and vote in person, although mere attendance at the meeting will not serve to revoke a proxy.

ANNUAL REPORT

  The Annual Report of the Company for the year ended December 31, 1997, which includes the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, is being mailed together with this Proxy Statement to each shareholder of record on the Record Date. The Annual Report includes financial statements of the Company and of Cabot Partners Limited Partnership, the sponsor and organizer of the Company ("Cabot Partners"), audited by Arthur Andersen LLP, independent public accountants, and their reports thereon dated March 27, 1998. The Annual Report does not constitute part of the proxy solicitation material.

COST OF SOLICITATION

  The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, Trustees, officers and employees of the Company (who will not receive additional compensation for such services) may solicit proxies in person or by telephone. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to the beneficial owners of the Common Shares held of record by those persons and, upon request, will be reimbursed by the Company for their reasonable expenses in forwarding such materials.

                       PROPOSAL 1. ELECTION OF TRUSTEES

  The Board of Trustees presently consists of seven Trustees and is divided into three classes. Under the Company's Declaration of Trust, a majority of the Board must be persons other than officers or employees of the Company ("Independent Trustees"). One class of Trustees is elected annually, and each Trustee in the class serves a three-year term. The Board has nominated Noah T. Herndon and Maurice Segall for election to the Board at the Annual Meeting as Class I Trustees to serve until the annual meeting of shareholders in 2001. Each of the nominees presently serves as a Trustee of the Company and has indicated his willingness to serve if elected at the Annual Meeting. In the event that a nominee should become unwilling or unable to serve, all duly executed proxies will be voted for the election of such other person as may be designated by the Board of Trustees. Unless authority to vote for a nominee is withheld, all votes represented by a properly executed proxy will be cast in favor of Messrs. Herndon and Segall.

  The Board of Trustees recommends a vote FOR the nominees for Trustee.

  The table below contains a brief description of the business experience and positions held by each of the Trustees of the Company.

                                             POSITIONS WITH COMPANY, BUSINESS
                 NAME                  AGE    EXPERIENCE AND OTHER POSITIONS
                 ----                  ---   --------------------------------
 NOMINEES FOR ELECTION AS CLASS I
  TRUSTEES:
    Noah T. Herndon(1)(2)............   66 Mr. Herndon has been a Trustee of
                                           the Company since February 1998. Mr.
                                           Herndon is a Partner of Brown
                                           Brothers Harriman & Co., where he
                                           has worked since 1958. Mr. Herndon
                                           is a Director of Scully Signal
                                           Company, Standard Mutual Insurance
                                           Company, Watts Industries, Inc., and
                                           Zoll Medical Corporation. He is
                                           Trustee and Treasurer of Dumaines
                                           Trust, and Trustee of The Carroll
                                           School.

    Maurice Segall(1)(2).............   68 Mr. Segall has been a Trustee of the
                                           Company since February 1998. Mr.
                                           Segall has been a senior lecturer at
                                           the MIT-Sloan School of Management
                                           and a senior advisor to the Boston
                                           Consulting Group since 1989. Until
                                           1989, he was Chairman, President and
                                           Chief Executive Corporate Officer of
                                           Zayre Corporation, which he joined
                                           as President and Chief Executive
                                           Officer in 1978. Mr. Segall is a
                                           Director of AMR Corporation and
                                           Harcourt General, Inc. He is a
                                           Trustee of Massachusetts General
                                           Hospital, Beth Israel Hospital and
                                           the Boston Museum of Fine Arts.

                                             POSITIONS WITH COMPANY, BUSINESS
                 NAME                  AGE    EXPERIENCE AND OTHER POSITIONS
                 ----                  ---   --------------------------------
 CLASS II TRUSTEES WITH TERMS
  EXPIRING IN 1999:

    Ronald L. Skates(1)..............   56 Mr. Skates has been a Trustee of the
                                           Company since February 1998. Mr.
                                           Skates has been President, Chief
                                           Executive Officer and a Director of
                                           Data General Corporation since 1989.
                                           Prior to joining Data General
                                           Corporation in 1986, Mr. Skates was
                                           a Partner of Price Waterhouse LLP,
                                           certified public accountants. He is
                                           a member of the American Institute
                                           of Certified Public Accountants and
                                           the Massachusetts Society of
                                           Certified Public Accountants. He is
                                           also a Trustee of Massachusetts
                                           General Hospital, an Overseer of the
                                           Boston Museum of Fine Arts, and Vice
                                           Chairman and a Director of the
                                           Massachusetts High Technology
                                           Council.

    W. Nicholas Thorndike(1)(2)......   65 Mr. Thorndike has served as a
                                           Trustee of the Company since
                                           February 1998. Mr. Thorndike retired
                                           in 1988 from Wellington Management
                                           Company/Thorndike, Doran, Paine and
                                           Lewis where he was Chairman of the
                                           Board and Managing Partner. Mr.
                                           Thorndike serves as a Director of
                                           Courier Corporation, Data General
                                           Corporation, The Providence Journal
                                           (where he is Chairman of the
                                           Executive Committee), and Bradley
                                           Real Estate Inc. He also serves as a
                                           Trustee of Massachusetts General
                                           Hospital, having served as Chairman
                                           of the Board from 1987 to 1992 and
                                           President from 1992 to 1994, and
                                           serves as Trustee of Eastern
                                           Utilities Associates, Northeastern
                                           University and The Putnam Funds.

 CLASS III TRUSTEES WITH TERMS
  EXPIRING IN 2000:

    Ferdinand Colloredo-Mansfeld.....   58 Ferdinand Colloredo-Mansfeld has
                                           served as Chairman of the Board of
                                           Trustees and Chief Executive Officer
                                           of the Company since its formation
                                           in October 1997. Mr. Colloredo-
                                           Mansfeld also serves as the Chairman
                                           and Chief Executive Officer of Cabot
                                           Advisors, Inc. (the "Management
                                           Company"). Mr. Colloredo-Mansfeld
                                           served as Chairman, Chief Executive
                                           Officer and Chief Investment Officer
                                           of Cabot Partners from 1990 to 1997,
                                           and of Cabot, Cabot & Forbes Realty
                                           Advisors, Inc. from 1986 to 1990. He
                                           is a limited partner of Brown
                                           Brothers Harriman & Co. and is a
                                           Director of Data General Corporation
                                           and Raytheon Company. He is Chairman
                                           of the Board of Trustees of
                                           Massachusetts General Hospital and a
                                           Trustee of Partners HealthCare
                                           System, Inc. He is the father of
                                           Franz Colloredo-Mansfeld, the
                                           Company's Chief Financial Officer.

                                             POSITIONS WITH COMPANY, BUSINESS
                 NAME                  AGE    EXPERIENCE AND OTHER POSITIONS
                 ----                  ---   --------------------------------
    Robert E. Patterson..............   53 Mr. Patterson has served as
                                           President and a Trustee of the
                                           Company since October 1997. Mr.
                                           Patterson served as Executive Vice
                                           President, Director of Acquisitions
                                           and a member of the Investment
                                           Committee of Cabot, Cabot & Forbes
                                           Realty Advisors, Inc. and Cabot
                                           Partners from 1987 to 1997. He is a
                                           Trustee of the Putnam Group of
                                           Mutual Funds, Chairman of the Board
                                           of Trustees of the Joslin Diabetes
                                           Center, and a member of numerous
                                           industry associations, including the
                                           National Association of Real Estate
                                           Investment Trusts, the Society of
                                           Industrial and Office Realtors, the
                                           Urban Land Institute and the
                                           National Association of Real Estate
                                           Investment Managers.

    Christopher C. Milliken(1)(2)....   52 Mr. Milliken has been a Trustee of
                                           the Company since February 1998. He
                                           has been the President of the Boise
                                           Cascade Office Products Corporation
                                           since April 1998, previously having
                                           served as Senior Vice President,
                                           Operations from 1995 to April 1998
                                           and Eastern Region Manager from 1990
                                           to 1995. Prior to beginning his
                                           career at Boise Cascade Office
                                           Products Corporation in 1977, Mr.
                                           Milliken served in various
                                           merchandise management positions at
                                           Marshall Field & Company from 1970
                                           to 1977.

--------
(1) Member of Audit Committee

(2) Member of Executive Compensation Committee

MEETINGS OF THE BOARD AND COMMITTEES

  The Board of Trustees has two standing committees, the Audit Committee and the Executive Compensation Committee. The Company does not have a nominating committee. Shareholder nominations must comply with the advance notice and other requirements set forth in the Company's Bylaws. The Company was formed in October 1997 with one shareholder and consummated its initial public offering in February 1998. During 1997, the Board consisted of Messrs. Colloredo-Mansfeld and Patterson and met on two occasions, with both Trustees attending each meeting. The Audit Committee and the Executive Compensation Committee were established in February 1998 and therefore did not meet during 1997.

  The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee consists solely of the Independent Trustees, with Mr. Skates as Chairman.

  The Executive Compensation Committee determines compensation levels and policies for the Company's executive officers and implements the Company's Long Term Incentive Plan. The Executive Compensation Committee consists of Messrs. Thorndike (Chairman), Herndon, Segall and Milliken, each of whom is an Independent Trustee.

COMPENSATION OF TRUSTEES

  Independent Trustees receive an annual retainer of $18,000 and per meeting compensation of $1,000. The Chairmen of the Audit Committee and the Executive Compensation Committee each receive an additional $1,000 annually for their services in such capacities, and each Trustee is reimbursed for out-of-town travel expenses incurred in connection with attendance at Board and committee meetings. Each Independent Trustee also receives, under the Company's Long Term Incentive Plan, an initial grant of options to purchase 10,000 Common Shares on the date they become a Trustee, and an additional grant of options to purchase 4,000 Common Shares each year on the date of the Company's annual meeting of shareholders provided they have been reelected or are continuing to serve as Trustees following the meeting. The exercise price per share for options granted to Independent Trustees is the market price of a Common Share, as defined in the Long Term Incentive Plan, on the date of grant. Options granted to Independent Trustees become exercisable on the first anniversary of the date of grant.

                     PRINCIPAL AND MANAGEMENT SHAREHOLDERS

  The following table sets forth, as of May 1, 1998, the beneficial ownership of Common Shares of (i) each person known by the Company to own more than 5% of the Common Shares, (ii) each Trustee and nominee, (iii) each person named in the Summary Compensation Table below, and (iv) all Trustees and executive officers of the Company as a group. The table also sets forth the number of limited partnership units (the "Units") of Cabot Industrial Properties, L.P., the Company's operating partnership (the "Operating Partnership"), owned by each beneficial owner of Units who, upon exchange of Units for Common Shares, would own more than 5% of the Common Shares, and by the persons and group specified in clauses (ii) through (iv) above. Pursuant to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement"), the Units are exchangeable for Common Shares on a one-for-one basis or the cash equivalent thereof (as determined by the Company) beginning February 4, 1999, or such earlier date as the Company may authorize. Unless otherwise indicated, the persons and entities named below have sole voting and investment power with respect to all Common Shares and Units shown as beneficially owned by them.

                                                  PERCENT OF ALL PERCENT OF ALL
                              COMMON              COMMON SHARES      COMMON
BENEFICIAL OWNER(1)           SHARES     UNITS     AND UNITS(2)     SHARES(3)
-------------------          --------- ---------- -------------- --------------
Ferdinand Colloredo-
 Mansfeld...................     1,050  1,331,657       3.1%           6.7%
Robert E. Patterson(4)......    14,000    128,590        *              *
Franz Colloredo-Mansfeld....     4,000     25,991        *              *
Andrew D. Ebbott............     1,000     36,499        *              *
Howard B. Hodgson, Jr. .....     1,000     36,499        *              *
Eugene F. Reilly............       --      30,416        *              *
Neil E. Waisnor.............       --      36,499        *              *
Noah T. Herndon.............     5,000        --         *              *
Christopher C. Milliken.....       100        --         *              *
Maurice Segall..............     2,500        --         *              *
W. Nicholas Thorndike.......     5,000        --         *              *
Ronald L. Skates............    10,000        --         *              *
IBM Retirement Plan
 Trust(5)...................       --  10,246,244      23.5           35.5
Pennsylvania Public School
 Employes' Retirement
 System(6)..................       --   5,502,973      12.6           22.8
New York State Teachers'
 Retirement System(7)....... 2,186,947  3,764,579      13.7           26.6
State of Wisconsin
 Investment Board(8)........ 2,959,534        --        6.8           15.9
Leland Stanford Jr.
 Endowment Fund(9)..........       --   2,367,923       5.4           11.3
The Prudential Insurance
 Company of America(10)..... 2,504,699        --        5.8           13.5
Argo Partnership II,
 L.P.(11)................... 1,586,484        --        3.6            8.5
Morgan Stanley Asset
 Management Inc.(12)........ 1,000,000        --        2.3            5.4
All Trustees and executive
 officers as a group
 (12 persons)...............    43,650  1,626,151       3.8            8.3

--------
  * Less than 1%.
 (1) Unless otherwise indicated, the address of each named person or title holding entity is c/o Cabot Industrial Trust, Two Center Plaza, Suite 200, Boston, Massachusetts 02108.
 (2) Assumes that all Units are exchanged for Common Shares on a one-for-one basis (without regard to the prohibition on exchange of 22,699,884 and 2,228,719 Units until February 4, 1999 and 2000, respectively).
 (3) Assumes that all Units beneficially owned by the identified person or group (and no other person) are exchanged for Common Shares on a one-for-one basis (without regard to the prohibition on exchange of 22,699,884 and 2,228,719 Units until February 4, 1999 and 2000, respectively).
 (4) Includes 2,000 Common Shares held by Mr. Patterson's children and 12,000 Common Shares held by trusts with respect to which he has shared voting and investment power. Mr. Patterson disclaims beneficial ownership of these Common Shares.
 (5) Information based on a Schedule 13G dated April 22, 1998 filed with the Securities and Exchange Commission. The address of IBM Retirement Plan Trust is 3001 Summer Street, Stamford, Connecticut 06905.

 (6) Units held of record by Keystone-Illinois Property Holding Corp., Keystone-New Jersey Property Holding Corp. and Keystone-Ohio Property Holding Corp. which are each owned by Pennsylvania Public School Employes' Retirement System. The business address of these Unitholders is 875 North Michigan Avenue, Suite 4114, Chicago, Illinois 60611.

 (7) Common Shares and Units held of record by three title holding entities and six title holding entities, respectively, which are each wholly owned by New York State Teachers' Retirement System. The business address of these entities is c/o Bankers Trust Company, 14 Wall Street, New York, New York 10005.

 (8) Information based on a Schedule 13G dated March 10, 1998 filed with the Securities and Exchange Commission. The address of State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707.

 (9) Units held of record by CP REPROP Corp. which is wholly owned by the Leland Stanford Jr. Endowment Fund. The business address of these entities is c/o Stanford Management Company, 2770 Sand Hill Road, Menlo Park, California 94025.

(10) Includes 950 shares with respect to which The Prudential Insurance Company of America ("Prudential") has shared voting and investment power. Information based on a Schedule 13G dated March 9, 1998 filed with the Securities and Exchange Commission. Prudential's address is 751 Broad Street, Newark, New Jersey 07102-3777.

(11) Common Shares held of record by West Coast Industrial, L.L.C. which are beneficially owned by its managing member, Argo Partnership II, L.P. The business address of these entities is c/o The O'Connor Group, 399 Park Avenue, New York, New York 10022.

(12) Common Shares held of record by Morgan Stanley Asset Management Inc. ("MSAM") as advisor to Stichting Bedrijspensioenfonds Voor De Metaalnijhverheid, Stichting Pensioenfonds ABP, MS Real Estate Special Situations Inc., The Morgan Stanley Real Estate Special Situations Funds I, L.P., The Morgan Stanley Real Estate Special Situations Fund II, L.P. and Morgan Stanley Real Estate Special Situations Real Estate Investors, L.P. MSAM and Morgan Stanley, Dean Witter, Discover & Co., as the owner of all of the common stock of MSAM, are deemed beneficially to own the Common Shares beneficially owned by these entities. MSAM maintains its principal office at 1221 Avenue of the Americas, New York, New York 10020 and Morgan Stanley, Dean Witter, Discover & Co. maintains its principal office at 1585 Broadway, New York, New York 10036. MSAM and Morgan Stanley, Dean Witter, Discover & Co. disclaim beneficial ownership of such Common Shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires Trustees, executive officers and beneficial owners of more than ten percent of the Common Shares to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and to provide the Company with copies of such reports. The Company was not subject to Section 16(a) during 1997.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The Company was organized in October 1997 and did not pay any compensation to its executive officers during 1997. The following table sets forth information concerning the base compensation to be paid, and the initial amounts of options to purchase Units granted, to Ferdinand Colloredo-Mansfeld, Robert E. Patterson, Franz Colloredo-Mansfeld, Andrew D. Ebbott, Howard B. Hodgson, Jr., Eugene F. Reilly and Neil E. Waisnor (collectively, the "Named Executive Officers") during the fiscal year ending December 31, 1998.

                                               ANNUAL          LONG-TERM
                                            COMPENSATION  COMPENSATION AWARDS
                                            ------------ ---------------------
                                     FISCAL                   SECURITIES
    NAME AND PRINCIPAL POSITION       YEAR     SALARY    UNDERLYING OPTIONS(#)
    ---------------------------      ------ ------------ ---------------------
Ferdinand Colloredo-Mansfeld .......  1998    $265,000          350,000
 Chairman of the Board and Chief
  Executive Officer
Robert E. Patterson.................  1998     245,000          275,000
 President
Franz Colloredo-Mansfeld............  1998     175,000          250,000
 Chief Financial Officer
Andrew D. Ebbott....................  1998     175,000          200,000
 Senior Vice President--Director of
  Acquisitions
Howard B. Hodgson, Jr...............  1998     175,000          200,000
 Senior Vice President--Director of
  Real Estate Operations
Eugene F. Reilly....................  1998     175,000          200,000
 Senior Vice President--Director of
  Leasing, Marketing and Development
Neil E. Waisnor ....................  1998     175,000          200,000
 Senior Vice President--Finance,
  Treasurer and Secretary

OPTION GRANTS

  The following table sets forth certain information concerning grants of options to purchase Units to the Named Executive Officers made in February 1998.

                                     INDIVIDUAL GRANTS(1)               POTENTIAL REALIZABLE
                         --------------------------------------------- VALUE AT ANNUAL RATES
                         NUMBER OF                                         OF STOCK PRICE
                         SECURITIES  PERCENT OF   EXERCISE                APPRECIATION FOR
                         UNDERLYING TOTAL OPTIONS  OR BASE                 OPTION TERM(2)
                          OPTIONS    GRANTED TO   PRICE PER EXPIRATION ----------------------
NAME                      GRANTED   EMPLOYEES(3)    SHARE      DATE        5%         10%
----                     ---------- ------------- --------- ---------- ---------- -----------
Ferdinand Colloredo-
 Mansfeld...............  350,000       17.1%      $20.00     2/4/08   $4,402,262 $11,156,197
Robert E. Patterson.....  275,000       13.4        20.00     2/4/08    3,458,920   8,765,584
Franz Colloredo-
 Mansfeld...............  250,000       12.2        20.00     2/4/08    3,144,473   7,968,712
Andrew D. Ebbott........  200,000        9.8        20.00     2/4/08    2,515,579   6,374,971
Howard B. Hodgson, Jr...  200,000        9.8        20.00     2/4/08    2,515,579   6,374,971
Eugene F. Reilly........  200,000        9.8        20.00     2/4/08    2,515,579   6,374,971
Neil E. Waisnor.........  200,000        9.8        20.00     2/4/08    2,515,579   6,374,971

--------
(1) Options granted under the Company's Long Term Incentive Plan upon the closing of the Company's initial public offering in February 1998. Options vest in four equal annual installments beginning on the first anniversary of the date of grant.

(2) Hypothetical gains based on assumed rates of annual compounded share price appreciation of 5% and 10% from the date of grant over the full option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future increases in the price of its Common Shares or the Units.

(3) Based on an aggregate of options to purchase 2,045,600 Units granted to employees upon the closing of the Company's initial public offering.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

 Employment Agreements

  Messrs. Ferdinand Colloredo-Mansfeld, Robert E. Patterson and Franz Colloredo-Mansfeld and each of the other Named Executive Officers have entered into employment agreements with the Company and the Operating Partnership. Each of the agreements with Messrs. Ferdinand Colloredo-Mansfeld, Robert E. Patterson and Franz Colloredo-Mansfeld is for an initial term of three years, which will be automatically extended for successive one-year periods unless otherwise terminated. The agreements with each of the other Named Executive Officers are for initial terms of two years, which will be automatically extended for successive one-year periods unless otherwise terminated. The agreements each provide for base annual compensation in the amounts set forth in the Summary Compensation Table above and a cash bonus to be determined by the Board of Trustees or the Executive Compensation Committee thereof. The base annual compensation may be increased in subsequent years by action of the Board of Trustees or the Executive Compensation Committee. Each of the employment agreements provides for severance payments equal to three times current base salary, plus the amount of any bonus paid for the preceding year and certain tax reimbursements, in the event of termination by the Company without cause or by the employee after a change in control of the Company. Each executive is required under the terms of his employment agreement to devote substantially all of his business time to the affairs of the Company. The agreements also prohibit each executive from engaging, directly or indirectly, during the term of his employment in activities that compete with those of the Company or the Operating Partnership.

 Long Term Incentive Plan

  The Board of Trustees has adopted the Cabot Industrial Trust Long Term Incentive Plan (the "Long Term Incentive Plan") for the purpose of attracting and retaining highly qualified executive officers, Trustees and employees. The Long Term Incentive Plan is administered by the Executive Compensation Committee of the

Board of Trustees, except that the Board of Directors of the Management Company or a committee thereof selects those employees of the Management Company who are eligible for awards under the Long Term Incentive Plan. As used in this summary, the term "Administrator" means the applicable Board or committee or its delegate, as appropriate. Officers and other employees of the Company, the Operating Partnership and designated subsidiaries, including the Management Company, and members of the Board of Trustees who are not employees of the Company ("Non-employee Trustees") are eligible to participate in the Long Term Incentive Plan. Certain awards are made to the Non-employee Trustees automatically and the applicable Administrator selects other individuals for participation in the Long Term Incentive Plan ("Participants"). No option or other incentive award may be granted under the Long Term Incentive Plan after the tenth anniversary of the date of its adoption.

  Options awarded to Participants in the Long Term Incentive Plan who are Non-employee Trustees or employees of the Company relate to Common Shares. Options awarded to Participants in the plan who are employees of the Operating Partnership or the Management Company relate to Units. The Long Term Incentive Plan authorizes the issuance of up to 4,347,500 Common Shares and Units. The number of Common Shares and Units available may increase on each January 1 to an amount equal to 10% of the aggregate number of outstanding Common Shares and Units on such date. The number of Common Shares or Units underlying awards made to any one individual in any one-year period may not exceed 500,000 Common Shares or 500,000 Units or any combination thereof. The Long Term Incentive Plan provides for the grant of (i) Common Share options intended to qualify as incentive options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) Common Share options and Unit options not intended to qualify as incentive options under Section 422 of the Code and
(iii) dividend equivalent rights and distribution equivalent rights which entitle a Participant to be credited with additional Common Share or Unit rights.

  In connection with the grant of options under the Long Term Incentive Plan other than options to Non-employee Trustees, the Administrator determines the terms of the option, including the option exercise price and any vesting requirements and whether a dividend equivalent right or a distribution equivalent right shall be awarded in conjunction, respectively, with a Common Share option or a Unit option. The Administrator has authority to award options at less than fair market value (as defined in the Long Term Incentive
Plan) but at this time has no intention of doing so. At the time of a Non-employee Trustee's initial election or appointment as a Trustee, such Trustee automatically receives an option to purchase 10,000 Common Shares. Thereafter, at the closing of the annual meeting of the Company's shareholders, each continuing Non-employee Trustee shall receive an option to purchase an additional 4,000 Common Shares. Upon the closing of the Company's initial public offering in February 1998, options for a total of 2,095,600 Common Shares and Units were granted to employees, officers and Non-employee Trustees, including the officers named in the Summary Compensation Table above, with an exercise price equal to the offering price of $20.00. The initial options granted to officers and employees under the Long Term Incentive Plan have ten-year terms and become exercisable in four equal annual installments commencing on the first anniversary of the date of grant, subject to acceleration of vesting upon a change in control of the Company (as defined in the Long Term Incentive Plan).

  A Common Share option granted under the Long Term Incentive Plan may be exercised for any number of whole Common Shares up to the full number of Common Shares for which the option could be exercised. A Unit option may be exercised for any number of whole Units up to the full number of Units for which the option could be exercised. A holder of any option has no rights as an owner with respect to the Common Shares or Units, as applicable, subject to his or her option until the option is exercised. To the extent an option has not become exercisable at the time of the holder's termination of employment, it will be forfeited unless the Administrator has previously exercised its reasonable discretion to make such option exercisable, and all vested options which are not exercised by the expiration date described in the Long Term Incentive Plan will be forfeited. Any Common Shares or Units subject to an option which is forfeited (or which expires without exercise) will again be available for grant under the Long Term Incentive Plan. Payment of the exercise price of an option granted under the Long Term Incentive Plan may be made in cash or by exchanging Common Shares, in the case of Common Share options, or Units, in the case of Unit options, that have, in either case, been held by the Participant for at least six months, or in any combination thereof, as determined by the Administrator.

 Savings Plan

  The Company has assumed, and the Operating Partnership and certain subsidiaries, including the Management Company (each a "Participating Employer"), have adopted, the Cabot Partners Employee Savings Plan (the "401(k) Plan"). Prior service with Cabot Partners will be credited in full as service with the Company or a Participating Employer for all purposes under the 401(k) Plan, including eligibility and vesting.

  The 401(k) Plan permits each participating employee to defer up to 15% of compensation, subject to the annual statutory limitation prescribed by Section 402(g) of the Code, on a pre-tax basis. The Company and the Participating Employers make matching contributions equal to 100% of the amount deferred, up to the lesser of 6% of compensation or $1,800. The Company and the Participating Employers may also make annual contributions if the Company achieves certain performance objectives determined on an annual basis by the Executive Compensation Committee. Matching and discretionary contributions are made in cash or Common Shares.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FORMATION TRANSACTIONS

  In connection with the formation of the Company and the Operating Partnership in October 1997, certain Trustees and executive officers, members of their family and certain other persons (collectively, the "Cabot Group Participants") received a total of 1,705,506 Units in exchange for their interests in C-M Holdings L.P. and its affiliated partnerships ("C-M Property Partnerships") and/or Cabot Partners, respectively. These Units (representing approximately 3.9% of the common equity of the Company on a fully diluted basis) had a total value of approximately $34.1 million, based on the initial public offering price of the Company's Common Shares of $20.00 per share (the "Offering Price"). The Cabot Group Participants' partnership interests for the C-M Property Partnerships and Cabot Partners had an aggregate net book value of $5.1 million as of September 30, 1997. The aggregate cost to the Cabot Group Participants for these partnership interests was $8.8 million, resulting in an unrealized gain of approximately $25.3 million. The C-M Property Partnerships are owned by Ferdinand Colloredo-Mansfeld, the Company's Chairman and Chief Executive Officer, and members of his immediate family, including Franz Colloredo-Mansfeld, the Company's Chief Financial Officer, with Ferdinand Colloredo-Mansfeld owning a 97% partnership interest therein and Franz Colloredo-Mansfeld and other family members holding 1% and 2% partnership interests therein, respectively. Of the total number of Units received by the Cabot Group Participants in connection with the formation of the Company and the Operating Partnership, (i) Ferdinand Colloredo-Mansfeld received 1,331,657 Units having a value, based on the Offering Price, of approximately $26.6 million in exchange for his partnership interests in the C-M Property Partnerships and Cabot Partners, which had an aggregate cost of approximately $4.7 million and $3.9 million, respectively, (ii) Robert E. Patterson, President of the Company, received 128,590 Units having a value, on such basis, of approximately $2.6 million in exchange for his partnership interests in Cabot Partners, which had an aggregate cost of $59,000, and (iii) the other executive officers of the Company received 165,904 Units having a value, on such basis, of approximately $3.3 million in exchange for partnership interests in the C-M Property Partnerships and Cabot Partners, which had an aggregate cost of $62,000. In addition, the Company reimbursed or will reimburse Cabot Partners for approximately $1.2 million of out-of-pocket expenses incurred by Cabot Partners in connection with the formation of the Company pursuant to the terms of the Contribution Agreement, dated October 10, 1997, entered into in connection with the formation of the Company.

  In addition, the Contributing Investors (as defined below) received a total of 22,598,735 Units and 8,961,714 Common Shares in exchange for their interests in the properties that were contributed to the Company and/or the Operating Partnership in connection with their formation. These Units and Common Shares (representing approximately 72.6% of the common equity of the Company on a fully diluted basis) had a total value of approximately $631.2 million based on the Offering Price, compared to the aggregate cost of such properties of approximately $655.9 million. The Contributing Investors include CP Investment Properties, Inc. (the title holding entity of IBM Retirement Plan Trust), nine title holding entities of New York Teachers' Retirement System, State of Wisconsin Investment Board, CP REPROP Corp. (the title holding entity of the

Leland Stanford Jr. Endowment Fund), West Coast Industrial, L.L.C. (the title holding entity of Argo Partnership II, L.P.), Keystone-New Jersey Property Holding Corp., Keystone-Ohio Property Holding Corp. and Keystone-Illinois Property Holding Corp. (the title holding entities of Pennsylvania Public School Employes' Retirement System), Herrod Associates and The Prudential Insurance Company of America.

  The Units received by the Cabot Group Participants and the Contributing Investors in connection with the formation of the Company and the Operating Partnership may, in accordance with the Operating Partnership Agreement, be exchanged in whole or in part for Common Shares on a one-for-one basis or, at the election of the Company, the cash equivalent thereof, at any time commencing February 4, 1999 in the case of the Contributing Investors or February 4, 2000 in the case of the Cabot Group Participants. The Company currently expects that it will not elect to pay cash for Units in connection with any such exchange request, but instead will issue Common Shares in exchange for such Units. The receipt and retention of the Units in exchange for contributed assets may provide the Cabot Group Participants and certain of the Contributing Investors with continued deferral of the taxable gain associated with dispositions of those assets.

  In connection with the formation of the Management Company in December 1997, Cabot Partners contributed to the Management Company certain advisory contracts and other assets relating to properties that were not contributed to the Company or the Operating Partnership. The Operating Partnership owns all of the non-voting preferred stock of the Management Company, is entitled to receive quarterly cash dividends equal to 95% of the Management Company's net operating cash flow and is senior in liquidation or dissolution to the extent of the liquidation preference of the preferred stock to the Management Company's common equity. Ferdinand Colloredo-Mansfeld acquired all of the voting common stock of the Management Company for a cash purchase price of $100,000 and is entitled to receive quarterly cash dividends equal to 5% of the Management Company's net operating cash flow.

REPAYMENT OF DEBT

  Approximately $18.3 million of indebtedness secured by the properties contributed by the C-M Property Partnerships was assumed by the Operating Partnership, and approximately $13.1 million of such indebtedness was repaid from the proceeds of the Company's initial public offering.

INDEMNIFICATION

  The Company has entered into indemnification agreements with each of its executive officers and Trustees that require that the Company indemnify such persons to the fullest extent permitted by Maryland law and reimburse them for legal and related expenses as incurred in connection with litigation to which they may become subject as a result of their positions with the Company, subject to an obligation to reimburse the Company if it is ultimately determined that indemnification is not permitted in the circumstances. Although the indemnification agreements provide substantially the same scope of indemnification as that to which the Company's officers and Trustees are entitled under the Company's Bylaws and applicable Maryland law, such agreements may provide greater assurance to Trustees and executive officers that indemnification will be available because, as contracts, they cannot be modified unilaterally in the future by the Board of Trustees or the shareholders to eliminate the rights they provide.

PRIVATE PLACEMENT

  Concurrently with the Company's initial public offering, the Company sold $20 million of Common Shares at the Offering Price in a private offering to the following investors, for whom Morgan Stanley Asset Management Inc. acted as advisor: Stichting Bedrijspensioenfonds Voor De Metaalnijhverheid, Stichting Pensioenfonds ABP, MS Real Estate Special Situations Inc., The Morgan Stanley Real Estate Special Situations Funds I, L.P., The Morgan Stanley Real Estate Special Situations Fund II, L.P. and Morgan Stanley Real Estate Special Situations Real Estate Investors, L.P. Under the agreements relating to the sale of such shares, the Company has agreed to file a registration statement with the Securities and Exchange Commission 180 days after the closing of the Company's initial public offering for the purpose of registering resales, subject to certain exceptions, of such Common Shares and to reimburse such parties for up to $25,000 in related legal expenses.

          PROPOSAL 2. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board has appointed the firm of Arthur Andersen LLP as the Company's independent public accountants for 1998. A proposal to ratify this appointment will be presented at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting will be necessary to adopt this proposal. Even if the selection is ratified, the Board may, in its discretion, direct the appointment of a different independent accounting firm at any time if the Board determines that such a change would be in the best interests of the Company and its shareholders.

  Each valid proxy returned to the Company will be voted for the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for 1998 unless the proxy specifies otherwise. The Company expects that representatives of Arthur Andersen LLP will attend the Annual Meeting, will have the opportunity to make a statement and will be available to respond to questions from shareholders.

  The Board of Trustees recommends a vote FOR the ratification of Arthur Andersen LLP as the Company's independent public accountants.

                                 OTHER MATTERS

  The Board of Trustees is not aware of any matters to be presented at the Annual Meeting other than those listed in the notice of the meeting. If any other matters do come before the Annual Meeting, it is intended that the holders of proxies solicited by the Board of Trustees will vote on such other matters in their discretion in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

  In the event any shareholder intends to present a proposal at the annual meeting of shareholders to be held in 1999, such proposal must be received by the Secretary of the Company, in writing, on or before January 12, 1999 to be considered for inclusion in the Company's proxy materials relating to that meeting. Shareholder proposals also must comply with the advance notice and other requirements set forth in the Company's Bylaws.

                                          By Order of the Board of Trustees,

                                          /s/ Neil E. Waisnor
                                          Neil E. Waisnor
                                          Senior Vice President--Finance,
                                           Treasurer and Secretary

Boston, Massachusetts
May 12, 1998

                                                                      1719-PS-98

                                  DETACH HERE

                                     PROXY

                            CABOT INDUSTRIAL TRUST

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

        The undersigned hereby appoints Ferdinand Colloredo-Mansfeld, Robert E Patterson, Franz Colloredo-Mansfeld and Neil E. Waisnor, jointly and individually, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as directed below, all common shares of beneficial interest, par value $0.01 per share, of Cabot Industrial Trust, a Maryland real estate investment trust (the "Company"), that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Thursday, June 11, 1998, or any adjournments thereof, as follows on the reverse side.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE                                                SEE REVERSE SIDE
--------------------------------------------------------------------------------

                                  DETACH HERE
[X] Please mark
    votes as in this example
                                                                                          For  Against  Abstain
1. Election of Trustees                           2. Proposal to ratify Arthur Andersen  [ ]    [ ]    [ ]
   Nominees: Noah T. Herndon and Maurice Segall      LLP as the Company's independent
                                                     public accountants for the 1998
   [ ]FOR        [ ]WITHHELD                         fiscal year.
      BOTH          FROM BOTH
      NOMINEES      NOMINEES                      3. In accordance with their discretion upon such other matters as may properly come before the meeting and any
[ ]---------------------------------------           adjournments thereof.
  For all nominees except as noted above.

                   WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH HEREIN.

                   (Please sign exactly as name appears on share certificate. When shares are registered jointly, all owners must sign. Corporate owners should sign full corporate name by an authorized person. Executors, administrators, trustees or guardians should indicate their status when signing.)

                   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


Signature:----------------Date:------    Signature:----------------Date:------